EXHIBIT 21
                               ELECSYS CORPORATION
                           SUBSIDIARIES OF THE COMPANY


Subsidiary                                Jurisdiction

DCI, Inc.                                 U.S.A.

Airport Systems International, Inc.       U.S.A.

ASII International, Inc.                  Barbados, W.I.